SECURITIES AND EXCHANGE COMMISSION



                   WASHINGTON, D.C.  20549



                           FORM 8-K



                        CURRENT REPORT







            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934





               Date of Report:  March 26, 2001

              (Date of earliest event reported)









                 THE MANITOWOC COMPANY, INC.

    (Exact name of registrant as specified in its charter)









     Wisconsin           1-11978             39-0448110

     --------------      ------------        ----------------

     State or other      (Commission         (IRS Employer

     jurisdiction of     File Number)        Identification

     incorporation)                          Number)











      500 South 16th Street, Manitowoc, WI    54221-0066

     --------------------------------------- -------------

   (Address of principal executive offices)     (Zip Code)







Registrant's telephone number, including area code (920-684-4410)







 ITEM 5.   OTHER EVENTS

------------------------



On March 26, 2001 the company issued a press release stating that itanticipates that reported net sales for the first

quarter will be in the range of $215 million to $225 million compared with the $202.0 million reported in the first quarter of 2000.Diluted earnings per share for the quarter are

expected to be in the range of $.38 to $.43 compared with

year-ago earnings per share of $.57.



Orders from customers in the company's foodservice and boom-

truck businesses have been much slower than expected during

the first quarter.  Despite this weakness, the company's cash generation continues to be strong.  In addition, significant cost-control measures have been implemented at all of its

foodservice and boom-truck operations and the company expects these actions will result in cost savings in the second half of 2001.



The press release is incorporated herein by reference to

Exhibit 20 of this report.  The reader is referred to this

Exhibit for more information.













 ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

-------------------------------------------



 (c) Exhibits.



     See the Exhibit Index following the Signature page of

this Report, which is incorporated herein by reference.






                          SIGNATURES







 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be

signed on its behalf  by the undersigned thereunto duly

authorized.







 DATE:  April 3, 2001         THE MANITOWOC COMPANY, INC.

                                   (Registrant)









                              /s/  Glen E. Tellock

                              ------------------------------

                              Senior Vice President & Chief

                              Financial Officer







                  THE MANITOWOC COMPANY, INC.


                        EXHIBIT INDEX


                              TO


                   FORM 8-K CURRENT REPORT



                  DATED AS OF MARCH 26, 2001





Exhibit                                           Filed

No.       Description                            Herewith

--------  --------------------------------       --------

     20   Press Release dated                        X

          March 26, 2001, regarding the

           company's first-quarter expectations











































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